UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue, Suite 202 Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on a Current Report on Form 8-K filed by Fly-E Group, Inc. (the “Company”) filed with the Securities and Exchange Commission on September 22, 2025, the Company and certain non-U.S. investors (the “Investors”) entered into a securities purchase agreement (the “SPA”). Pursuant to the SPA, the Company agreed to sell, and the Investors agreed to purchase, severally and not jointly, an aggregate of 13,750,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), at a purchase price of $0.80 each Share (the “Offering”).

The closing of the Offering and sale of the Shares occurred on September 30, 2025 when all the closing conditions of the SPA have been satisfied. The Company issued the Shares in exchange for gross proceeds of $11 million, before the deduction of customary expenses.

The Shares were issued in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933. Following the closing of the Offering, the Company has an aggregate of 32,647,030 ordinary shares issued and outstanding as of the date of this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Special Meeting of Stockholders was scheduled to be held as a virtual meeting via live webcast on the Internet on October 3, 2025, at 10:00 a.m. Eastern Time (the “Special Meeting”).

However, due to an insufficient amount of shares of the Company’s common stock entitled to vote at the Special Meeting, the Company anticipates that it will be unable to achieve a quorum and, therefore, intends to adjourn the Special Meeting to October 13, 2025, at 10:00 a.m. Eastern Time via live webcast on the Internet (the “Adjourned Meeting”). Because the Adjourned Meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the Adjourned Meeting, vote, and submit your questions on the day of the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FLYE2025SM3 and entering the control number included on your proxy card. The unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Adjourned Meeting on the meeting website.

The Company is holding the Adjourned Meeting for the following purposes:

(1) To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s common stock by a ratio in a range of 1-for-2 to 1-for-20, with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Special Meeting;

(2) To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve other proposal(s).

Holders of record of Company’s common stock at the close of business on October 2, 2025 (the “New Record Date”), are entitled to vote at the Adjourned Meeting. The Board urges shareholders to vote “FOR” Item 1 and Item 2, and solicits your vote.

The date, time and location of the Adjourned Meeting may be subject to further changes. The Company will promptly file an amendment to this Form 8-K should there be any further changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: October 1, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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